Exhibit 10.1

AMENDMENT NO. 1
TO THE
SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
CORE & MAIN HOLDINGS, LP
THIS AMENDMENT NO. 1, dated as of April 30, 2022 (this “Amendment”), to the SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (the “A&R Agreement”, and as amended, the “Agreement”) of Core & Main Holdings, LP, a Delaware limited partnership (the “Partnership”), is entered into by and among Core & Main, Inc., a Delaware corporation (“C&M Inc.”), as general partner (in such capacity, the “General Partner”) and a limited partner, CD&R Waterworks Holdings, LLC, a Delaware limited liability company (the “CD&R Partner”), as a limited partner, CD&R WW, LLC, a Delaware limited liability company (the “Intermediate Partner”), as a limited partner, and Core & Main Management Feeder, LLC, a Delaware limited liability company (the “Management Partner”), as a limited partner. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the A&R Agreement.
W I T N E S S E T H:
WHEREAS, pursuant to Section 11.9 of the A&R Agreement, the A&R Agreement may be amended with the consent of the General Partner and each of the Limited Partners;
WHEREAS, on July 22, 2021, the Original Agreement was amended and restated by the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 22, 2021 (the “A&R Agreement”);
WHEREAS, pursuant to the terms of the Amended and Restated Certificate of Incorporation of C&M Inc., C&M Inc. is obligated to maintain at all times a one-to-one ratio between the number of LP Partnership Interests owned by C&M Inc. (directly or indirectly, including through its subsidiaries) and the number of outstanding shares Class A Common Stock, subject to certain exceptions;
WHEREAS, pursuant to the terms of the Exchange Agreement and Section 4.1(b) of the A&R Agreement, in an Exchange Transaction that results in a Liquidation Adjustment, where shares of Class A Common Stock are to be delivered to a Partner as consideration for LP Partnership Interests and Class B Common Stock tendered for exchange by such Partner, the number of shares of Class A Common Stock to be delivered by C&M Inc. may be increased or decreased, as the case may be, by a number of shares of Class A Common Stock equal to any Excess Amount or Deficit Amount (each as defined in the Exchange Agreement), respectively, divided by the Liquidation Adjustment Price (as defined in the Exchange Agreement), unless, in the case of a Deficit Amount, such Partner elects to make a contemporaneous cash contribution to the Partnership equal to the applicable Deficit Amount (any such change in the number of shares of Class A Common Stock delivered in an Exchange Transaction, an “Exchange Agreement Adjustment”);
WHEREAS, C&M Inc. may, at any time and from time to time, (i) issue additional shares of Class A Common Stock, including pursuant to the Core & Main, Inc. 2021 Omnibus Equity Incentive Plan, as the same may be amended from time to time, and any other stock incentive plan adopted by C&M Inc. from time to time (other than shares of Class A Common Stock issued in an Exchange Transaction), (ii) repurchase outstanding shares of Class A Common Stock (other than shares of Class A Common Stock issued pursuant to an Exchange Agreement Adjustment) (any such issuance or repurchase of shares of Class A Common Stock, a “Class A Common Stock Event”) and (iii) repurchase outstanding shares of Class A Common Stock and Class B Common Stock from Management Partner in connection with the forfeiture of unvested units of Management Partner by any member thereof, pursuant to the terms of the agreements governing Management Partner (a “Forfeiture Event”); and
WHEREAS, each of the Partners hereby desires to amend the A&R Agreement in the manner set forth herein in order to maintain a one-to-one ratio of LP Partnership Interests to outstanding shares of Class A Common Stock in the event of an Exchange Agreement Adjustment or a Class A Common Stock Event and to redeem LP Partnership Interests in the event of a Forfeiture Event.
NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Amendment
(a) The A&R Agreement is hereby amended to insert the text below as a new Section 2.2:
“Section 2.2 Authorization of Issuance and Repurchase of Partnership Interests.
(a) The General Partner is authorized to cause the Partnership to grant, sell and issue additional LP Partnership Interests from time to time and at any time.
(b) At any time C&M Inc. issues one or more shares of Class A Common Stock pursuant to an Exchange Agreement Adjustment in respect of an Excess Amount, effective simultaneous with such issuance, the Partnership shall automatically and without further action on the part of the Partnership or any Partner issue to C&M Inc. a corresponding number of LP Partnership Interests and appropriate adjustments shall be made to the operation of Section 4.1(b) in view of such Excess Amount having thereby been taken into account.
(c) At any time one or more shares of Class A Common Stock are withheld from delivery pursuant to an Exchange Agreement Adjustment in respect of a Deficit Amount, effective simultaneous with such withholding, the Partnership shall automatically and without further action on the part of the Partnership or any Partner redeem from Management Partner a corresponding number of LP Partnership Interests for no consideration and appropriate adjustments shall be made to the operation of Section 4.1(b) in view of such Deficit Amount having thereby been taken into account.
(d) At any time C&M Inc. issues one or more shares of Class A Common Stock pursuant to a Class A Common Stock Event, effective simultaneously with such issuance, the Partnership shall automatically and without further action on the part of the Partnership or any Partner issue to C&M Inc. a corresponding number of LP Partnership Interests. C&M Inc. shall promptly contribute to the Partnership all of the net proceeds (if any) received from the issuance of such shares of Class A Common Stock.
(e) At any time C&M Inc. repurchases one or more shares of Class A Common Stock pursuant to a Class A Common Stock Event for cash, immediately prior to such repurchase, the Partnership shall automatically and without further action on the part of the Partnership or any Partner redeem from C&M Inc. a corresponding number of LP Partnership Interests, at an aggregate redemption price equal to the aggregate purchase price of the Class A Common Stock being repurchased by C&M Inc. (plus any reasonable expenses related thereto) and upon such other terms as are the same for the Class A Common Stock being repurchased by C&M Inc.
(f) At any time C&M Inc. repurchases one or more shares of Class A Common Stock or Class B Common Stock in a Forfeiture Event, immediately prior to such repurchase, the Partnership shall automatically and without further action on the part of the Partnership or any Partner redeem from Management Partner a corresponding number of LP Partnership Interests, at an aggregate redemption price equal to the aggregate purchase price of the Class A Common Stock or Class B Common Stock being repurchased by C&M Inc. (plus any reasonable expenses related thereto), if any, and upon such other terms as are the same for the Class A Common Stock or Class B Common Stock being repurchased by C&M Inc.”
2. Miscellaneous
(a) This Amendment may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 2(a).
(b) This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof, superseding any prior agreement or understanding among them, oral or written.
(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction. The Parties hereto hereby declare that it is their intention that this Amendment shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.

(d) By its signature below, each of the Partners hereby consents to this Amendment. This Amendment shall be effective as of the date hereof and shall be considered an integrated part of the Agreement. Except as so modified pursuant to this Amendment, the A&R Agreement is ratified and confirmed in all respects.
(e) If any provision, including any phrase, sentence, clause, section or subsection, of this Amendment is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the General Partner shall reasonably and in good faith modify this Amendment so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
(f) At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby in accordance with their terms and to otherwise carry out the intent of the parties hereunder.
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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment effective as of the date first set forth above.
GENERAL AND LIMITED PARTNER

CORE & MAIN, INC., in its capacity as the general partner and a limited partner

By: /s/ Stephen LeClair
Name: Stephen O. LeClair
Title: Chief Executive Officer

LIMITED PARTNERS

CD&R WATERWORKS HOLDINGS, LLC, in its capacity as a limited partner

By its manager, CD&R Waterworks Holdings, L.P.
By its general partner, CD&R Waterworks Holdings GP, Ltd.

By: /s/ Rima Simson
Name: Rima Simson
Title: Vice President, Treasurer and Secretary

CD&R WW, LLC, in its capacity as a limited partner

By its managing member, Core & Main, Inc.

By: /s/ Stephen LeClair
Name: Stephen O. LeClair
Title: Chief Executive Officer

[Signature Page – Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement of Core & Main Holdings, LP]

CORE & MAIN MANAGEMENT FEEDER, LLC, in its capacity as a limited partner

By its managing member, CD&R Waterworks Holdings GP, Ltd.

By:    /s/ Rima Simson
Name: Rima Simson
Title: Vice President, Treasurer and Assistant     Secretary

[Signature Page – Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement of Core & Main Holdings, LP]